EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement Nos. 333-165369, 333-145424 and 333-227801 of Ark Restaurants Corp. on Form S-8 of our report dated December 22, 2020 on our audits of the consolidated financial statements of Ark Restaurants Corp. and Subsidiaries as of October 3, 2020 and September 28, 2019 and for each of the years in the two-year period ended October 3, 2020 appearing in this Annual Report on Form 10-K of Ark Restaurants Corp. for the year ended October 3, 2020.

/s/ CohnReznick LLP Jericho, New York December 22, 2020